Exhibit 10.2

Name:	[•]
Number of Dollar-denominated Restricted Stock Units:	[•]
Date of Grant:	[•]

COMFORT SYSTEMS USA, INC.
2012 EQUITY INCENTIVE PLAN

DOLLAR-DENOMINATED PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

This Dollar-denominated Performance Restricted Stock Unit Agreement (the “Agreement”), is made, effective as of the [•]th day of [•], [•] (the “Grant Date”) between Comfort Systems USA, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”).

1.                                      Restricted Stock Unit Award.  The Participant is hereby awarded, pursuant to the Comfort Systems USA, Inc. 2012 Equity Incentive Plan (as amended from time to time, the “Plan”), and subject to its terms, an award (the “Award”) consisting of the following Dollar-denominated Performance Restricted Stock Units (the “Units”).  Each Unit entitles the Participant the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement and in the Plan, one share of common stock of the Company, par value $0.01 per share (the “Shares”), subject to adjustment pursuant to Section 10 of the Plan in respect of transactions occurring after the date hereof:

(a) Tranche 1 Units: a number of units equal to $[•] divided by the Fair Market Value per Share on the first date following the end of the Performance Period.

(c) Tranche 2 Units: a number of units equal to $[•] divided by the Fair Market Value per Share on the first date following the end of the Performance Period.

2.                                      Meaning of Certain Terms.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms shall have the following meanings:

(a) “Adjusted EPS” shall mean for each fiscal year [(i) the Company’s earnings from its continuing operations, as determined and reported in accordance with generally accepted accounting principles in the Company’s regularly-prepared financial statements, excluding the following non-cash items: (w) good will impairment, (x) write-off of debt costs, (y) restructuring charges, and (z) any cumulative effect of a change in accounting principles, divided by (ii) the weighted average number of shares of common stock outstanding during the year, determined in accordance with generally accepted accounting principles.]

(b) “Annual Adjusted EPS Percentage” shall mean for each fiscal year, a fraction (expressed as a percentage) equal to (i) the Company’s Adjusted EPS for the fiscal year divided by (ii) the Annual Adjusted EPS Target for the fiscal year.

(c) “Annual Adjusted EPS Target” shall mean with respect to any fiscal year, unless otherwise provided by the Committee, the same meaning as under the Company’s 2012 Senior Management Annual Performance Plan, or any successor plan or arrangement.

(d) “Annual Total Shareholder Return Rank” shall mean for each fiscal year, a fraction (expressed as a percentage) equal to (i) the number of companies in the Peer Group in respect of which the Company’s Total Shareholder Return for the fiscal year equals or exceeds each such Peer Group company’s Total Shareholder Return for the fiscal year, divided by (ii) the total number of companies in the Peer Group.

(e) “Average Adjusted EPS Percentage” shall mean the percentage equal to (i) the sum of each Annual Adjusted EPS Percentage for each fiscal year in the Performance Period, divided by (ii) the number of fiscal years in the Performance Period.

(f) “Peer Group” shall mean the companies set forth on Schedule A hereto as amended from time to time; provided, that a member of the Peer Group shall be dropped therefrom and may be replaced with a company chosen by the Committee (i) if the Peer Group company ceases to be a publicly traded company or (ii) upon the announcement of a definitive agreement to (x) acquire the Peer Group company, (y) the acquisition of 65% or more of the gross assets of the Peer Group company or (z) the merger of the Peer Group company with another company(ies) where the Peer Group company’s then current board of directors will not constitute a majority of the board of directors of the surviving corporation.

(g) “Performance Period” shall mean the period consisting of the Company’s 2013, 2014 and 2015 fiscal years.

(h) “Total Shareholder Return” shall mean, with respect to each company in the Peer Group, the amount equal to (i) the difference between the average closing price per share of the Peer Group company’s common stock during (x) the thirty (30) consecutive days following January 1st of the fiscal year and (y) the thirty (30) consecutive days preceding December 31st of the fiscal year, plus (ii) the amount of any dividends paid by the Peer Group company on a per share basis (calculated as if such dividends had been reinvested in the applicable company’s common stock).

(i) “Total Shareholder Return Rank” shall mean a fraction (expressed as a percentage) equal to (i) the sum of each Annual Total Shareholder Return Rank for each fiscal year in the Performance Period, divided by (ii) the number of fiscal years in the Performance Period.

3.                                      Vesting.

(a)                                 Tranche 1 Units: The Tranche 1 Units earned under this Agreement (the “Earned Tranche 1 Units”), unless earlier terminated, shall become fully vested, provided the Participant has remained continuously employed by the Company or its subsidiaries through the Performance Period.  The number of Earned Tranche 1 Units shall be equal to the Tranche 1 Units (identified in Section 1 above) multiplied by the Tranche 1 Relative Performance Multiplier (as defined herein).  The “Tranche 1 Relative Performance Multiplier” will be determined by comparing the Company’s Total Shareholder Return to the Total Shareholder

Return of each of the companies in the Peer Group during the Performance Period (determined in the manner set forth below).

(i) If the Company’s Total Shareholder Return Rank is below 25%, the Tranche 1 Relative Performance Multiplier shall be 0.

(ii) If the Company’s Total Shareholder Return Rank is equal to the 25%, the Tranche 1 Relative Performance Multiplier shall be equal to 0.5.  If the Company’s Total Shareholder Return Rank is equal to the 50%, the Tranche 1 Relative Performance Multiplier shall be equal to 1. If the Company’s Total Shareholder Return Rank is between the 25% and 50%, the Tranche 1 Relative Performance Multiplier will be determined using a straight line interpolation (between 0.5 and 1).

(iii) If the Company’s Total Shareholder Return Rank is greater than or equal to 75%, the Tranche 1 Relative Performance Multiplier shall be equal to 2.   If the Company’s Total Shareholder Return Rank is between 50% and 75%, the Tranche 1 Relative Performance Multiplier will be determined using a straight line interpolation (between 1 and 2).

(b)                                 Tranche 2 Units: The Tranche 2 Units earned under this Agreement (the “Earned Tranche 2 Units”), unless earlier terminated, shall become fully vested, provided the Participant has remained continuously employed by the Company or its subsidiaries through the Performance Period.  The number of Earned Tranche 2 Units shall be equal to the Tranche 2 Units (identified in Section 1 above) multiplied by the Tranche 2 Relative Performance Multiplier (as defined herein).  The “Tranche 2 Relative Performance Multiplier” will be determined based on the Company’s Adjusted EPS during the Performance Period (determined in the manner set forth below).

(i) If the Company’s Average Adjusted EPS Percentage is below 70%, the Tranche 2 Relative Performance Multiplier shall be 0.

(ii) If the Company’s Average Adjusted EPS Percentage is equal to 70%, the Tranche 2 Relative Performance Multiplier shall be equal to 0.25.  If the Company’s Average Adjusted EPS Percentage is equal to 100%, the Tranche 2 Relative Performance Multiplier shall be equal to 1.  If the Company’s Average Adjusted EPS Percentage is between 70% and 100%, the Tranche 2 Relative Performance Multiplier will be determined using a straight line interpolation (between 0.25 and 1).

(iii) If the Company’s Average Adjusted EPS Percentage is greater than 120%, the Tranche 2 Relative Performance Multiplier shall be equal to 2.  If the Company’s Average Adjusted EPS Percentage is greater than 100% and less than or equal to 120%, the Tranche 2 Relative Performance Multiplier will be determined using a straight line interpolation (between 1 and 2).

(c)                                  Rule of 75.  Notwithstanding anything to the contrary in this Section 3, if Participant retires from the Company at a time when the sum of his or her age in whole years and his or her years of service with the Company (as determined in a manner consistent with the method used for purposes of determining vesting under the Comfort Systems USA, Inc. 401(k)

Plan) is at least 75, Participant shall be deemed to satisfy the continuous employment condition set forth in Sections 3(a) and 3(b) and such Tranche 1 Units and Tranche 2 Units shall remain eligible to vest.   The number of Earned Tranche 1 Units and Earned Tranche 2 Units will in each case be determined in accordance with the provisions of Sections 3(a) and 3(b), provided, however, the maximum number of Earned Tranche 1 Units shall not exceed the number of Tranche 1 Units that would become Earned Tranche 1 Units if the Company’s Total Shareholder Return Rank was equal to 50% and the number of Earned Tranche 2 Units shall not exceed the number of Tranche 2 Units that would become Earned Tranche 2 Units if the Company’s Average Adjusted EPS Percentage is equal to 100%. Delivery of Shares with respect to any Tranche 1 Units and Tranche 2 Units that become vested hereunder, if any, shall be made by the Company during the calendar year immediately following the end of the Performance Period.

(d) Notwithstanding anything to the contrary in this Section 3, the Committee may, in its sole discretion, reduce the number of Units vesting on any date pursuant to this Award, and may cause any unvested Units under this Award to be forfeited, based on the individual performance of the Participant as compared with specific individual goals, which may be based on objective or nonobjective factors related to Participant’s performance.

4.                                      Delivery of Shares.  The Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than March 15 of the year following such vesting) effect delivery of the Shares with respect to such vested portion to the Participant (or, in the event of the Participant’s death, to the Beneficiary).  No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee.

5.                                      Dividends; Other Rights.  The Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to the Participant.  The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which such Shares are delivered to the Participant hereunder.  The Participant shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

6.                                      Certain Tax Matters.                               The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.  The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon the vesting and settlement of the Award (or any portion thereof), are subject to the Participant’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Committee in its discretion) all taxes required to be withheld, if any.  No Shares will be required to be transferred pursuant to the vesting and settlement of the Award (or any portion thereof) unless and until the Participant or the person then holding the Award has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local requirements with respect to tax withholdings then due and has committed (and by holding this Award the Participant shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such shares, or has made other arrangements satisfactory to the Committee with respect to such taxes.  The Participant also authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligations under the preceding provisions of this Section 6.

7.                                      Nontransferability.  The Award may not be transferred except as expressly permitted under Section 9(f) of the Plan.

8.                                      Effect on Employment or Service Rights.  Neither the grant of this Award, nor the delivery of Shares under this Award in accordance with the terms of this Agreement, shall give the Participant any right to be retained in the employ or service of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Participant at any time, or affect any right of such Participant to terminate his or her Employment at any time.

9.                                      Amendments.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing.

10.                               Non-Competition; Non-Solicitation. The Participant will not, during the period of employment by or with the Company or any of its subsidiaries, and for a period of twelve (12) months immediately following the termination of his or her employment with the Company and its subsidiaries, for any reason whatsoever, directly or indirectly, on his or her own behalf or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

(a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, or make guarantee loans or invest, in or for any business engaged in the business of mechanical contracting services, including heating, ventilation and air conditioning, plumbing, fire protection, piping and electrical and related services (“Services”) in competition with the Company or any of its affiliates within seventy-five (75) miles of where the Company or any affiliated operation or subsidiary conducts business if within the preceding two (2) years the undersigned has had responsibility for, or material input or participation in, the management or operation of such other operation or subsidiary;

(b) call upon any person who is, at that time, an employee of the Company or any of its affiliates in a technical, managerial or sales capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or any affiliate;

(c) call upon any person or entity which is at that time, or which has been within two (2) years prior to that time, a customer of the Company or any affiliate for the purpose of soliciting or selling Services; or

(d) call upon any prospective acquisition candidate, on the undersigned’s own behalf or on behalf of any competitor, which acquisition candidate either was called upon by the undersigned on behalf of the Company or any affiliate or was the subject of an acquisition analysis made by the undersigned on behalf of the Company or any affiliate for the purpose of acquiring such acquisition candidate.

(e) Notwithstanding the above, the foregoing agreements and covenants set forth in this Section 10 shall not be deemed to prohibit the undersigned from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or on an over-the-counter or similar market.  It is specifically agreed that the period during which the agreements and covenants of the undersigned made in this Section 10 shall be effective shall be computed by excluding from such computation any time during which the undersigned is in violation of any provision of this Section 10.

(f) If the Company determines that the undersigned is not in compliance with the agreements and covenants set forth in this Section 10 above, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may, without limiting other remedies that may be available to the Company, cause all or any portion of the Award to be forfeited, whether or not previously vested, and may require the undersigned to remit or deliver to the Company the amount of any consideration received by the undersigned upon the sale of any Shares delivered under the Award.  The undersigned acknowledges and agrees that the calculation of damages from a breach of the foregoing agreements and covenants would be difficult to calculate accurately and that the remedies provided for herein are reasonable and not a penalty.  The undersigned further agrees not to challenge the reasonableness of this provision even if the Company rescinds or withholds the delivery of Shares hereunder or withholds any amount otherwise payable to the undersigned as an offset to effectuate the foregoing.

11.                           Governing Law.  This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

12.                               General.  For purposes of this Award and any determinations to be made by the Committee hereunder, the determinations by the Committee shall be binding upon the Participant and any transferee.

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By acceptance of the Award, the undersigned agrees to be subject to the terms of the Plan.  The Participant further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

Executed as of the        day of [•], [•].

Company:	COMFORT SYSTEMS USA, INC.

By:
Name:
Title:

Participant:
Name:

Address:

[Signature Page to Dollar-denominated Performance Restricted Stock Unit Agreement]